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                  AMENDMENT NO. ONE TO BUSINESS LOAN AGREEMENT

         This Amendment No. One (the "Amendment") dated as of February 4, 1998 is between Bank of America National Trust and Savings Association (the "Bank") and IMPCO Technologies, Inc. (the "Borrower").

                                   RECITALS

         A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of October 7, 1997 (the "Agreement").

         B. The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT

         1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2. AMENDMENTS. The Agreement is hereby amended as follows:

               2.1 Subparagraphs (a) and (c) of Paragraph 1.1 are amended in their entirety to read as follows:

               "(a) During the availability period described below, the Bank will provide a line of credit ("Facility No. 1") to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is Twelve Million Dollars ($12,000,000) MINUS a One Million U.S. Dollars (U.S. $1,000,000) line of credit provided by Bank of America Mexico Sociedad Anonima to Grupo I.M.P.C.O. Mexicano, S. de R.L. de C.V., a subsidiary of the Borrower (the "Mexico Commitment").

               "(c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit plus the outstanding amounts of any letters of credit and not yet reimbursed plus the Mexico Commitment to exceed the Facility No. 1 Commitment."

               2.2 Subparagraph (b) of Paragraph 4.4 is amended in its entirety to read as follows:

               "(b) The Borrower will repay principal in 20 successive equal quarterly installments, starting on the last day of the third month after funding. On maturity, the Borrower will repay the remaining principal balance plus any interest then due."

               2.3 Subparagraphs (d), (e) and (f) of Paragraph 11.2 are deleted in their entirety and replaced by the following in each case:

               "Intentionally omitted."

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               2.4 In Paragraph 11.3, the ratio "0.70:1.0" is substituted for the ratio "0.60:1.0" appearing therein.

               2.5 In Paragraph 11.4, the amount "Eighteen Million Five Hundred Thousand Dollars ($18,500,000)" is substituted for the amount "Eleven Million Five Hundred Thousand Dollars ($11,500,000)."

               2.6 Paragraph 11.5 is amended in its entirety to read as follows:

               "11.5 TOTAL LIABILITY TO TANGIBLE NET WORTH. To maintain on a consolidated basis a ratio of total liabilities to tangible net worth not exceeding 1.40:1.0. "Total liabilities" means the sum of current liabilities plus long term liabilities. This covenant will be calculated on a quarterly basis."

               2.7 The first paragraph of Paragraph 11.7 is amended in its entirety to read as follows:

               "11.7 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank and or any other subsidiary or affiliate of BankAmerica Corporation), become liable for the liabilities of others without the Bank's written consent. This does not prohibit: ..."

         3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

         4. CONDITIONS. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

         4.1 This Amendment duly executed by the Borrower and the Bank.

         4.2 A Continuing Guaranty (Multicurrency) executed by the Borrower in the amount of One Million U.S. Dollars (U.S. $1,000,000) guarantying the obligations of Grupo I.M.P.C.O. Mexicano, S. de R.L. de C.V. arising in connection with the Mexico Commitment together with Corporate Resolutions Authorizing Execution of Guaranty
         (Multicurrency).

         5. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

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         This Amendment is executed as of the date stated at the beginning of this Amendment.

                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION

                                            By /s/ Jeff Thom
                                               --------------------------------

                                            Title Vice President
                                                  -----------------------------


                                            IMPCO Technologies, Inc.

                                            By  /s/ Thomas M. Costales
                                               --------------------------------

                                            Title  Chief Financial Officer
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